                                                                   Exhibit 10.69



                           SEQUANA THERAPEUTICS, INC.


                         COMMON STOCK PURCHASE AGREEMENT


                                OCTOBER 31, 1997

SECTION 1         AUTHORIZATION AND SALE OF COMMON STOCK.....................................1

        1.1    Authorization of Common Stock.................................................1

        1.2    Purchase and Sale of Common...................................................1

SECTION 2         CLOSING DATE; DELIVERY.....................................................1

        2.1    Closing Date..................................................................1

        2.2    Delivery......................................................................1

SECTION 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................2

        3.1    Organization and Standing; Articles and Bylaws................................2

        3.2    Corporate Power...............................................................2

        3.3    Authorization.................................................................2

        3.4    Validity of Shares............................................................2

        3.5    Litigation, etc...............................................................2

        3.6    Registration Rights...........................................................3

        3.7    Governmental Consents, etc....................................................3

        3.8    Offering......................................................................3

        3.9    Disclosure....................................................................3

        3.10   SEC Filings...................................................................3

SECTION 4         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.................3

        4.1    Experience; Risk..............................................................4

        4.2    Investment....................................................................4

        4.3    Restricted Securities; Rule 144...............................................4

        4.4    Access to Data................................................................4

        4.5    Authorization.................................................................4

        4.6    Government Consents...........................................................5

        4.7    Further Limitations on Disposition............................................5

        4.8    Legends.......................................................................5

SECTION 5         CONDITIONS TO CLOSING; OF PURCHASER........................................5

        5.1    Representations and Warranties Correct........................................5

        5.2    Covenants.....................................................................6

        5.3    Blue Sky......................................................................6

        5.4    Collaboration Agreement.......................................................6

        5.5    Legal Opinion.................................................................6


SECTION 6         CONDITIONS TO CLOSING OF THE COMPANY.......................................6

        6.1    Representations...............................................................6

        6.2    Blue Sky......................................................................6

        6.3    Collaboration Agreement.......................................................6

SECTION 7         COVENANTS..................................................................6

        7.1    Registration Rights...........................................................6

        7.2    Rule 144 Reporting............................................................7

SECTION 8         MISCELLANEOUS..............................................................7

        8.1    Governing Law.................................................................7

        8.2    Successors and Assigns........................................................7

        8.3    Entire Agreement; Amendment...................................................7

        8.4    Notices, etc..................................................................7

        8.5    Delays or Omissions...........................................................7

        8.6    Expenses......................................................................8

        8.7    Counterparts..................................................................8

        8.8    Severability..................................................................8



Exhibits:

        A      -      Purchaser Schedule
        B      -      Shareholder Rights Agreements
        C      -      Legal Opinion

                           SEQUANA THERAPEUTICS, INC.

                         COMMON STOCK PURCHASE AGREEMENT


        THIS AGREEMENT is made as of October 31, 1997, between SEQUANA THERAPEUTICS, INC., a California corporation (the "Company"), and the purchaser listed on EXHIBIT A hereto (the "Purchaser"), pursuant to the Collaboration Agreement between Purchaser and the Company of even date herewith (the "Collaboration Agreement").

                                   SECTION 1

                     AUTHORIZATION AND SALE OF COMMON STOCK

     1.1 AUTHORIZATION OF COMMON STOCK. The Company has authorized the sale and issuance of up to $2,000,000 worth of its Common Stock (the "Common"). The shares of the Common to be sold hereunder are collectively referred to as the "Shares."

     1.2 PURCHASE AND SALE OF COMMON. Subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined) the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at a purchase price per share determined as set forth below, the Shares for a total of $2,000,000 as set forth in Section 2 below. The per share purchase price (the "Purchase Price") to be paid by the Purchaser for the Shares to be purchased from the Company on the Closing Date shall be equal to the average closing sale price for the Company's Common Stock as reported in the WALL STREET JOURNAL for the thirty (30) day period ending as of the date three (3) business days prior to the Closing Date. The number of Shares to be issued to the Purchaser at the Closing shall be determined by dividing the amount of $2,000,000 by the Purchase Price and rounding up or down to the nearest whole share.

                                   SECTION 2

                             CLOSING DATE; DELIVERY

     2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050 ("WSGR") within five (5) days after the Effective Date as defined in the Collaboration Agreement, or at such other time and place upon which the Company and the Purchaser shall agree (the "Closing Date").

     2.2 DELIVERY. At the Closing, the Company will deliver to the Purchaser a certificate or certificates representing the Shares to be purchased by the Purchaser at such Closing against payment of the Purchase Price therefor, by check or wire transfer payable to the Company.

                                   SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser as follows:

     3.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in any jurisdiction in which failure to qualify would have a material adverse effect on the Company's business. The Company has furnished Purchaser true and complete copies of its Restated Certificate of Incorporation ("Restated Certificate") and Bylaws in effect as of the date hereof.

     3.2 CORPORATE POWER. The Company will have prior to the Closing Date all requisite legal and corporate power to execute and deliver this Agreement to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

     3.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.4 VALIDITY OF SHARES. The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free and clear of all liens and encumbrances and restrictions on transfer other than as set forth in this Agreement, provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws.

     3.5 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency arising out of this Agreement, the Collaboration Agreement or the transactions contemplated hereby, which, either in any case or in the aggregate, might result in any material adverse change in the business, prospects, financial condition, affairs, operations or equity ownership of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

     3.6 REGISTRATION RIGHTS. Except as set forth in the Company's Shareholder Rights Agreement dated June 6, 1995, as amended, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

     3.7 GOVERNMENTAL CONSENTS, ETC. No consent, approval, order or authorization of or designation, declaration or filing with any state or federal governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law and other applicable Blue Sky laws, of the offer and sale of the Shares, which qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

     3.8 OFFERING. Based in part upon the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

     3.9 DISCLOSURE. No statement by the Company contained in this Agreement and the exhibits attached hereto, or in any certificate furnished or to be furnished to the Purchaser pursuant hereto, when taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.10 SEC FILINGS. The Company has made available to the Purchaser accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 31, 1996 (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                    SECTION 4

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

     The Purchaser hereby represents, warrants and covenants to the Company with respect to the purchase of the Shares as follows:

     4.1 EXPERIENCE; RISK. The Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the purchase of the Shares pursuant to this Agreement and of protecting the Purchaser's interests in connection therewith. The Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment. The Purchaser is experienced in evaluating and investing in new companies such as the Company.

     4.2 INVESTMENT. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser understands that the Shares to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

     4.3 RESTRICTED SECURITIES; RULE 144. The Purchaser understands that the Shares will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and has received all information requested from the Company regarding the investment in the Company; provided, however, that such opportunity and receipt shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company under this Agreement.

     4.5 AUTHORIZATION. The Purchaser represents that it has the full right, power and authority to enter into and perform the Purchaser's obligations under this Agreement, and this Agreement when executed and delivered by the Purchaser will constitute valid and binding obligations of the Purchaser, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.6 GOVERNMENT CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any state, federal, or foreign governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby.

     4.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

          (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

     4.8 LEGENDS. It is understood that each certificate representing the Shares and any securities issued in respect thereof or exchange therefor shall bear legends in the following forms (in addition to any legend required under applicable state securities laws):

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Purchaser shall have the right to demand removal of the foregoing legend with respect to any or all of the Shares if, in the opinion of counsel for the Company, removal of such legend is permitted by the rules and regulations of the SEC.

                                   SECTION 5

                       CONDITIONS TO CLOSING; OF PURCHASER

        The Purchaser's obligation to purchase the Shares at the Closing is, at the option of the Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of said date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

     5.4 COLLABORATION AGREEMENT. The Company and the Purchaser shall have executed the Collaboration Agreement of even date herewith.

     5.5 LEGAL OPINION. The Company shall have delivered to Purchaser a legal opinion from Wilson Sonsini Goodrich & Rosati substantially in the form attached hereto as EXHIBIT C.

                                   SECTION 6

                      CONDITIONS TO CLOSING OF THE COMPANY

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

     6.1 REPRESENTATIONS. The representations made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of said date.

     6.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

     6.3 COLLABORATION AGREEMENT. The Company and the Purchaser shall have executed the Collaboration Agreement of even date herewith.

                                   SECTION 7

                                   COVENANTS

     7.1 REGISTRATION RIGHTS. Purchaser shall be entitled to those certain registration rights with respect to the Shares as are set forth in Section 4.2 of the Shareholder Rights Agreement (the "Rights Agreement") attached hereto as EXHIBIT B. Purchaser shall be included in the definition of "Other Holders" and the Shares shall be included in the definition of "Registrable Securities" for purposes of Section 4.2 of the Rights Agreement. The Purchaser shall be entitled to all of the rights of the Other Holders and subject to all of the obligations of the Holders as set forth in the Rights Agreement; provided, however, that Purchaser shall be entitled to all of the rights, duties and obligations of the Holders with regard to indemnification as set forth in Section 4.7 of the Rights Agreement.

     7.2 RULE 144 REPORTING. The Company shall comply with the obligations regarding Rule 144 reporting as set forth in Section 4.9 of the Rights Agreement attached hereto as EXHIBIT B.

                                   SECTION 8

                                  MISCELLANEOUS

     8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts made and to be fully performed entirely within that state between residents of that state.

     8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Purchaser to purchase the Shares shall not be assignable without the consent of the Company.

     8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated solely by a written instrument signed by the Company and the holders of a majority of the Shares.

     8.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at the address set forth on EXHIBIT A attached hereto or at such other address as shall have furnished to the Company upon not less than ten (10) days notice in writing, or (b) if to the Company, at the address of its principal office and addressed to the attention of the President and with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attention: Michael J. O'Donnell or at such other address as the Company shall have furnished to the Purchaser upon not less than ten (10) days notice in writing. Notwithstanding the above, any notice or communication to an address outside the United States shall additionally be given by telecopy and confirmed in waiting sent by two (2) day guaranteed international courier.

     8.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.6 EXPENSES. Each party will pay its own costs and expenses in connection with the transactions contemplated hereby.

     8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     8.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the day and date set forth above.

"COMPANY"                           SEQUANA THERAPEUTICS, INC.,
                                    a California corporation





                                    By:/s/ Kevin J. Kinsella
                                       -----------------------------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------

"PURCHASER"                         WARNER-LAMBERT COMPANY





                                    By:/s/ R.M. Cresswell
                                       -----------------------------------------

                                    Title:  Vice President, Pharmaceutical
                                            Research
                                            ------------------------------------

                                    EXHIBIT A

                               PURCHASER SCHEDULE


NAME AND ADDRESS OF PURCHASER

Warner-Lambert Company
201 Tabor Road
Morris Plains, NJ 07950
ATTN: President, Parke Davis Pharmaceutical Division

with a copy to:

Warner-Lambert Company
201 Tabor Road
Morns Plains, NJ 07950
ATTN: Vice President and General Counsel

                                    EXHIBIT B

                           SEQUANA THERAPEUTICS, INC.

                       ---------------------------------

                          SHAREHOLDER RIGHTS AGREEMENT

                       ---------------------------------

                           SEQUANA THERAPEUTICS, INC.

                          SHAREHOLDER RIGHTS AGREEMENT

     The undersigned holders of Series A, Series B, Series C, Series D and Series E Prepared Stock (collectively, the "Preferred Stock") of Sequana Therapeutics, Inc. (the "Company") hereby agree to amend that certain Shareholder Rights Agreement, dated as of October 21, 1994, between the Company and the persons listed on the schedule of Shareholders attached hereto as Exhibit A (collectively, the "Shareholders") to read as set forth below, effective as of June 12, 1995.

                                    SECTION 1

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     1.1 "COMMISSION" shall mean the Securities and Exchange commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

     1.2 "COMMON STOCK" shall mean shares of the Company's Common Stock.

     1.3 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar United States federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     1.4 "COMMON REGISTRABLE SECURITIES" shall mean the Common Stock held by the Holders.

     1.5 "HOLDER" shall mean each of the Shareholders (and their transferees as permitted by Section 4.10) holding Registrable Securities or securities convertible into Registrable Securities.

     1.6 "INITIATING HOLDERS" shall mean Holders who in the aggregate hold at least 1,083,250 shares of the Registrable Securities, as adjusted for any stock split, stock dividend, recapitalization or similar event.

     1.7 "OTHER HOLDERS" shall mean holders of Company securities, other than the Holders, proposing to distribute their securities pursuant to a registration under Section 4 of this Agreement.

     1.8 "PREFERRED" shall mean shares of the Company's Series A Preferred Stock, Series A-1 Preferred Stock, Series B preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, and Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and series F-I Preferred Stock.

     1.9 "PREFERRED REGISTRABLE SECURITIES" means Common Stock issued or issuable on conversion of the Preferred and any shares of Common Stock issued or issuable in respect of such Common Stock upon any stock split, stock dividend, recapitalization, or similar event.

     1.10 "REGISTRABLE SECURITIES" means Common Registrable Securities or Preferred Registrable Securities.

     1.11 The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     1.12 "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 4.1, 4.2, and
4.3 hereof, including, without limitation, all registration, qualification, filing and listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company (and fees and disbursements of one special counsel for Holders, if any), blue sky fees and expenses and the fees and expenses of independent public accountants retained by the Company in connection with any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     1.13 "SECURITIES" shall mean Common Stock or Preferred.

     1.14 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     1.15 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

                                    SECTION 2

                               INFORMATION RIGHTS

     2.1 FINANCIAL INFORMATION. The Company will provide each Shareholder the following reports for so long as the Shareholder is a holder of a minimum of thirty three thousand three hundred and thirty three (33,333) shares of Registrable Securities, including for purposes of this Section 2 any such Shares which have been transferred to a constituent partner or affiliate of a
Shareholder:

          (a) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, shareholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited without qualification as to scope by independent auditors of national standing selected by the Company.

          (b) As soon as practicable after the end of each month and fiscal quarter, and in any event within thirty (30) days and forty-five (45) days, respectively, thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, consolidated statements of income, consolidated statements of changes in financial condition, a consolidated statement of cash flow of the Company and its subsidiaries and a statement of shareholders' equity for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject us changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

          (c) As soon as practicable after its adoption by the Board of Directors, a copy of the annual operating plan of the Company for the next fiscal year and an annual budget for the next fiscal year of the Company containing profit and loss projections, cash flow projections, and capital expenditures, all on a monthly basis.

     2.2 ASSIGNMENT OF RIGHTS. The rights granted pursuant to Section 2.1(a) may be assigned or otherwise conveyed by a Shareholder to a constituent partner or affiliate of a Shareholder or to a transferee who acquires (i) at least thirty three thousand three hundred thirty three (33,333) shares of Preferred or (ii) all shares of Preferred held by such transferor. Notwithstanding the foregoing, the rights granted pursuant to Section 2.1(a) may not be assigned or otherwise conveyed to a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee. The Shareholder shall provide the Company with written notice of any assignment or conveyance of the rights granted pursuant to Section 2.1(a).

     2.3 TERMINATION. The information rights provided under this section 2 shall terminate upon the closing of the Company's initial firmly underwritten public offering for any securities of the Company.

                                    SECTION 3

                    RIGHTS OF FIRST REFUSAL ON NEW ISSUANCES

        3.1 RIGHTS OF FIRST REFUSAL. The Company hereby grants to each Shareholder the right of first refusal to purchase such Shareholder's pro rata portion of New Securities (as defined in Section 3.1(a)) that the Company may, from time to time, propose to sell and issue. Such Shareholder's pro rata portion, for purposes of this right of first refusal, is the ratio that the number of shares of Common Stock held by such Shareholder (including Common Stock issuable upon conversion of securities convertible into Common Stock of the Company held by such Shareholder, including the Preferred) bears to the total number of shares of Common Stock outstanding at the time of issuance of such New Securities (including common Stock issuable upon conversion of all outstanding securities convertible into Common Stock, including the Preferred). This right of first refusal shall be subject to the following provisions:

          (a) "New Securities" shall mean any Common Stock of the Company or securities of any type whatsoever that are, or may become, convertible into or exchangeable for Common Stock, and any rights, options, or warrants to purchase said Common Stock or securities, whether now authorized or not; provided, however, that "New Securities" does not include (i) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization; (ii) shares of the Company's Common Stock (or related options) issued to employees, officers, directors, consultants, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement approved by the majority of the Board of Directors; (iii) shares of the Company's Common Stock (or related warrants) granted to financial institutions in connection with the extension of credit to the Company or in connection with the lease of equipment and in both cases for other than equity financing purposes approved by the Board of Directors; or (iv) shares of the Company's Common Stock issued in connection with any stock split, Company's dividend, or recapitalization by the Company.

          (b) In the event that the Company proposes to issue New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Shareholder shall have fifteen (15) days from the date it receives any such notice to agree to purchase its pro rata share of such New Securities for the price and upon the general Terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) In the event that a Shareholder fails to exercise in full the right of first refusal within the fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) the New Securities respecting which the Shareholder's rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Shareholders in the manner provided above.

          (d) The Shareholder's failure to exercise this right of first refusal on any issuance of New Securities shall not adversely affect the Shareholder's right of first refusal to purchase subsequent issuances of New Securities.

          (e) The right of first refusal set forth in this Section 3.1 may not be assigned or transferred, except that such right is assignable by each shareholder to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such shareholder, (ii) such right is assignable between and among any of the shareholders; and (iii) such right is assignable in accordance with the provision of Section 2.2 hereof.

                                    SECTION 4

                               REGISTRATION RIGHTS

     4.1 REQUESTED REGISTRATION.

          (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 1,083,250 shares of the Registrable Securities, as adjusted for any stock split, stock dividend, recapitalization or similar event, the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder(s) joining in such request "Joining Holders") as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that all or such portion of Preferred Registrable Securities as are specified in such request held by Initiating Holders and Joining Holders must be registered and qualified prior to the registration and qualification of any Common Registrable Securities.

     Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1:

                         (A) In any particular jurisdiction in which the Company
                    would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (B) Prior to the earlier to occur of (i) six (6) months
                    after the effective date of the Company's first registered public offering of its stock or (ii) December 31, 1995;

                         (C) During the period starting with the date sixty (60)
                    days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to the plan) provided that the Company is actively an employee benefit employing in good faith all reasonable efforts to cause such registration statement to become effective;

                         (D) After the Company has effected four registrations
                    pursuant to this paragraph 4.1, and such registrations have been declared or ordered effective, provided that all Registrable Securities requested to be included in each such registration were in fact included in the registration; or

                         (E) If the Company shall furnish to such Holders a
                    certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 4 shall be deferred for a period not to exceed one hundred twenty (120) days from the late of receipt of written request from the Initiating Holders, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

          (b) UNDERWRITING. In the event that a registration pursuant to Section
4.1 is for a registered public offering involving an underwriting, the Initiating Holders will so advise the Company as part of the written request given by such Initiating Holders pursuant to Section 4.1(a), and the Company shall in turn advise the Holders as part of the notice given pursuant to Section on 4.1(a)(i). In such event, the right of any Holder to registration pursuant to
Section 4.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 4.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting and the Other Holders) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Initiating Holders. Notwithstanding any other provision of this Section 4.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise Holders and Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated first among all Holders of Preferred Registrable securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders of preferred Registrable Securities at the time of filing the registration statement. If, after the shares of Registrable securities the Holders of Preferred Registrable Securities desire to be registered are accounted for in the underwriting, more securities may be underwritten, such additional number of shares that may be included in the registration and underwriting shall be allocated among the Holders of Common Stock in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders of Common Stock at the time of filing the registration statement. If, after all shares of Common Stock desired to be registered are accounted for in the underwriting, more securities may be underwritten, such additional shares to be included shall be allocated among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders.

No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest one hundred (100) shares.

     If any Holder of Registrable Securities or Other Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

     4.2 COMPANY REGISTRATION.

          (a) COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after it receives written notice by the Company, the Company shall, subject to the provisions of Section 4.2(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that all or such portion of Preferred Registrable Securities as are specified in such request held by Holders must be registered and qualified prior to the registration and qualification of any Common Registrable securities.

          (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.2(a). In such event the right of any Holder to registration pursuant to Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company, provided that if such underwriting is other than an initial public offering the number of shares of Registrable Securities to be included in such registration shall not be limited to less than twenty-five percent (25%) of the total number of shares to be included in such registration. The Company shall so advise all Holders and Other Holders and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, first, to the Company (or, if applicable, to the holders for whose account the Company is registering the securities), second, among the Holders of Preferred Registrable Securities in proportion to the respective amounts of Preferred Registrable Securities held by such Holders at the time of filing of the registration statement, third, among the Holders of Registrable Securities in proportion to the respective amounts of Common Registrable Securities held by such Holders at the time of filing of the registration statement, and, fourth, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the of shares allocated to any Holder or Other Holder to the hundred (100) shares. If any Holder or Other Holder disapproves of the terms of any such underwriting, such holder may draw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration, subject to the right of the Initiating Holders to request that such registration be effected as a required registration under Section 4.1 hereof.

     4.3 REGISTRATION ON FORM S-3.

          (a) REQUEST FOR REGISTRATION. If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that all or such portion of Preferred Registrable Securities as are specified in such request held by Holders must be registered and qualified prior to the registration and qualification of any Common Registrable Securities. The substantive provisions of Section 4.1(b) shall be applicable to each registration initiated under this Section 4.3.

          (b) LIMITATIONS. Not withstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of processing effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) for a period of ninety (90) days after receipt of the request of the initiating Holders, if the Company, within ten (10) days asset such receipt, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or the shareholders as a whole for registration statements to be filed in the bear future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

     4.4 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company will not, without the prior written consent of holders of a majority of the voting power of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under Sections 4.1, 4.2 or 4.3 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not diminish the amount of Registrable Securities which are included. However, the Company may by agreement grant such holder or prospective holder a registration right analogous to that set forth in Section 4.1 provided that (i) such holder or prospective holder may not demand a registration analogous to that set forth in Section 4.1 at any time earlier than the Holders first have such right, and (ii) that the Registrable Securities may be included in any such registration demanded by such holders to the extent such inclusion will not diminish the amount of securities of such holders which are included.

     4.5 EXPENSES OF REGISTRATION.

          (a) REGISTRATION EXPENSES. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Section 4.1 and Section 4.2, and four (4) registrations pursuant to Section 4.3.

          (b) SELLERS EXPENSES. Unless otherwise stated in Section 4.5(a), all Selling Expenses and Registration Expenses relating to securities registered on behalf of the Holders shall be relating by the Holders pro rata on the basis of the number of shares so registered.

     4.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will:

          (a) keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;

          (b) as soon as practicable, prepare and file with the commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) one hundred twenty (120) days from its date of effectiveness or
(ii) the distribution described in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under ,he Securities Act, permits an offering on a continuous or delayed basis, and, provided further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement;

          (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of working drafts and the filed versions of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the applicable period provided pursuant to Section 4 of this Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (e) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement and each such Holder shall be permitted to request that all representations and warranties made by the Company in such underwriting agreement to and for the benefit of the underwriters also be made to and for their benefit;

          (f) promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act by the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing;

          (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (h) subject to Section 4.1(a)(A), prepare and file in each applicable jurisdiction all statements, forms and applications necessary to qualify in such jurisdiction the Registrable Securities being registered with the Commission pursuant to the registration statement, and to maintain such qualification for a period of time not shorter than the duration of the effective period of the registration statement required pursuant to Section 4 of this Agreement;

          (i) cooperate with each Holder to insure that no Holder is specifically identified in any registration statement unless such Holder consents thereto or such disclosure is required by the Securities Act, and if a Holder is so identified, the Company shall permit such Holder to require that qualifying or disclaiming language be included in the registration statement in conjunction with the naming of such Holder, as may be permitted by the Securities Act;

          (j) cooperate with all Holders to insure that all Registrable Securities of the same class be offered in the prospectus on the same terms and conditions as all other Registrable Securities in the same class;

          (k) require that officers, directors and/or employees of the Company be reasonably available to attend any analysts' meetings and participate in "roadshows" as may be scheduled in connection with a registered offering;

          (l) notify each Holder of any comments or communications from the Commission or any state securities administrator which (i) relate specifically to such Holder, (ii) assert violations of the Securities Act or Exchange Act or announce the commencement of any investigation, action or proceeding arising in connection with the registration statement or prospectus, or (iii) inform of the issuance or planned issuance of a stop order or suspension of effectiveness of the registration statement;

          (m) provide to each Holder as early as practicable an earnings statement of the Company which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, covering the period of at least twelve months beginning with the first month after the effective date of the registration statement; and

          (n) use its best efforts to cause the Registrable Securities covered by the registration statement to be listed, upon official notice of issuance, on a U.S. national securities exchange.

     4.7 INDEMNIFICATION.


          (a) BY COMPANY. The Company will indemnify and hold harmless each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several, (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated herein or necessary to make the statements herein, in light of herein circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. If the Holders are represented by counsel other than counsel for the Company, the Company will not be obligated under this
Section 4.7(a) to reimburse legal fees and expenses of more than one separate counsel for all Holders, unless there is a conflict between one or more Holders, in which case the Company will reimburse the Holders for legal fees and expenses for more than one counsel. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any officer, director or partner thereof or any person controlling such Holder, and shall survive the transfer of the securities by such Holder.

               (b) BY HOLDERS. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who control the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the amount of the proceeds received by such Holder in the offering giving rise to the liability unless such liability arises out of or is based on willful misconduct by such Holder. This indemnity shall survive in full force and effect regardless of any investigation made by or on behalf of the

Company or any officer, director or partner thereof or any person controlling the Company, and shall survive the transfer of the securities by the Holder.

          (c) PROCEDURES. Each party entitled to indemnification under this
Section 4.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest between the Indemnifying and indemnified Parties or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) CONTRIBUTION. If the indemnification provided for in this Section
4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein; then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and with the indemnified party on the other in connection with the statements of omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the indemnifying Party if the Indemnifying Party is not guilty of fraudulent misrepresentation.

          (e) CONTROLLING AGREEMENT. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 4.7, the provisions in the underwriting agreement shall control.

          (f) All indemnification provided hereunder is in addition to any other rights of indemnification and contribution available to an Indemnified Party under law or equity or otherwise.

     4.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

     4.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Registrable Securities of the Company, the Company agrees to use its best efforts to enable each Holder to sell its Registrable Securities pursuant to the exemption from registration requirements provided by Rule 144 of the Securities Act, or any successor rule, including using its best efforts to do the following:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the company, and such other reports and documents of the Company and ocher information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     4.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 4.1, 4.2 and 4.3 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder, and
(iii) such assignee or transferee is a constituent partner or affiliate of a Shareholder or purchases (i) at least 33,333 shares of Preferred or (ii) all shares of Preferred held by a Shareholder. No transfer or assignment will divest a Holder or any subsequent owner of such rights and powers unless all Registrable Shares are transferred or assigned.

     4.11 TERMINATION. The rights granted pursuant to this Section 4 shall terminate as to any Holder at the later of (i) four years after the Company's initial public offering of the Company's securities or (ii) after the effective date of the Company's first registered public offering of its stock, at such time as such Holder may sell under Rule 144, or a successor rule, in a three month period all Registrable Securities than held by such Holder.

     4.12 LOCKUP AGREEMENT. Each holder agrees that, if, in connection with the Company's initial public offering of the company's securities, the Company or the underwriters managing the offering so request, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters; provided that each officer and director of the Company who owns stock of the Company also agrees to such restrictions and that any lockup restrictions requested by the Company or the underwriters shall be required proportionately, to the extent possible from among all Holders whose Registrable Securities are included in the initial public offering. This Section 4.12 shall be binding on all transferees or assignees of Registrable Securities, whether or not such persons are entitled to registration rights pursuant to Section 4.10.

                                    SECTION 5

                                    COVENANTS

     5.1 PROPRIETARY INFORMATION AGREEMENT. Unless otherwise determined by Board of Directors, the Company shall require all future officers, directors and employee of, and consultants to, the Company and its subsidiaries, if any, to execute a proprietary information agreement providing for the protection of the Company's proprietary or confidential information and the assignment of intellectual property rights to the Company.

     5.2 STOCK VESTING. Employees who receive the Company's Common Stock or options to purchase the Company's Common Stock in connection with the performance of services for the Company shall execute and deliver agreements providing that such Common Stock shall be subject to a right of the Company to repurchase such Common Stock at the original purchase price in the event that the relationship of such employee with the Company is terminated, which right shall lapse over a four-year period, or providing that such options shall become exercisable over a four-year period based upon continuing employment, or providing such other vesting arrangements as determined appropriate by the Company's Board of Directors.

     5.3 VOTING MATTERS.

          (a) For so long as the Carlyle Group shall continue to own at least fifteen percent (15%) of the outstanding capital stock of the Company, the Carlyle Group shall have the right to designate two members to the Company's Board of Directors and for so long as the Carlyle Group shall continue to own less than fifteen percent (15%) but more than one percent (1%) of the outstanding capital stock of the Company, the Carlyle Group shall have the right to designate one member to the Company's Board of Directors. Notwithstanding the foregoing, in the event that the number of directors elected as representatives of the Company's venture capital investors (other than the Carlyle Group) shall be four or less and the size of the Company's Board of Directors shall be eight or less, the Carlyle Group shall have the right to designate only one member to the Company's Board of Directors. During the term of this Agreement and to the extent they are entitled under the Company's Restated Articles of Incorporation to vote on a particular matter, the Shareholders and the Company agree to vote all of the shares of the Company's voting securities now or hereafter owned by them, whether beneficially or otherwise, for such designees of the Carlyle Group. This Section shall terminate upon the initial public offering of the Company's securities.

          (b) In the event that the Company shall seek to cause the election of a representative of a major pharmaceutical company to the Company's Board of Directors pursuant to an agreement with such pharmaceutical company or in the event that the Shareholders agree to vote their respective shares for the election of a representative of a major pharmaceutical company to the Company's Board of Directors, then so long as Boehringer Ingelheim International GmbH is a Shareholder, the Company and the Shareholders shall seek to cause the election and vote their shares for the election, respectively, for any designee of Boehringer Ingelheim International GmbH to the Company's Board of Directors.

                                    SECTION 6

                                  MISCELLANEOUS

     6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts made and to be fully performed entirely within that state between residents of that state. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of Santa Clara County, California or the United States District Court for the Northern District of California and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

     6.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and the Holders or transferees of such Holders holding more than fifty percent (50%) of the Registrable Securities; provided, however, that no amendment, waiver, discharge or termination which is materially adverse to a Shareholder in a different manner from that of the other shareholders may be adopted under this
Section 6.2 without the prior consent of such Shareholder.

     6.3 AGGREGATION. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Sections 2 and 4.

     6.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger, or by telecopy, addressed (a) if to a Holder, at such Holder's address or facsimile number as set forth on Exhibit A to this Agreement, or at such other address or facsimile number as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address or facsimile number as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address or facsimile number of the last holder of such Registrable Securities who has so furnished an address or facsimile number to the Company, or (c) if to the Company, at the address or facsimile number of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Facsimile Number 415-493-6811, Attention: Michael J. O'Donnell, or at such other address or facsimile number as the Company shall have furnished to the Purchasers. All notices and other communications so sent shall be effective as follows: (i) if sent by hand, messenger or by mail, upon delivery; (ii) if sent by telecopy, upon receipt of confirmation of transmission (provided such notice is sent on a business day during the hours of 9:00 a.m. and 6:00 p.m. local time of recipient, but if not, then immediately upon the beginning of the first business day after being transmitted).

     6.5 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided; provided that on such Severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     6.7 RIGHT OF FIRST REFUSAL. Each Shareholder on behalf of itself and all other Shareholders, agrees that the right of first refusal set forth in Section 3 of the Prior Agreement is hereby waived and shall not apply with regard to the shares of Series D Preferred Stock sold by the Company pursuant to the Series D Preferred Stock Purchase Agreement or to the shares of Series F Preferred Stock proposed to be sold by the Company pursuant to the series F Preferred Stock Purchase Agreement of even date herewith.

     6.8 TERMINATION OF PRIOR AGREEMENT. The Company and the shareholders, as holders of a majority of the "Registrable Securities" (as defined in the Prior Agreement), hereby agree that all rights granted and covenants made under the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants provided herein set forth the sole and entire agreement between the Company and the Shareholders with respect to the subject matter hereof.

     The foregoing Shareholder Rights Agreement is hereby executed as of the date first above written.

                                   "COMPANY" SEQUANA THERAPEUTICS, INC.,

                                   a California corporation



                                   By:    /s/  KEVIN KINSELLA
                                      ------------------------------------------
                                   Name:       Kevin Kinsella
                                        ----------------------------------------
                                   Title:        President
                                         ---------------------------------------

                    AMENDMENT OF SHAREHOLDER RIGHTS AGREEMENT

     1. The undersigned holders of Series A, Series B, Series C, Series D, Series E, and Series F Preferred Stock (collectively the "Preferred Stock") of Sequana Therapeutics, Inc. (the "Company") hereby agree, on behalf of themselves and all other holders of Preferred Stock, that the Company's Shareholder Rights Agreement dated October 21, 1994 as amended effective as of June 12, 1995 (the "Rights Agreement") shall be amended as set forth below:

          (a) Exhibit A to the Rights Agreement, the Schedule of Shareholders, is hereby amended to add thereto Comdisco, Inc. ("Comdisco") who has received warrants exercisable for up to 401,265 pre-split shares of the Company's Series A Preferred Stock, 132,490 pre-split shares of the Company's Series B Preferred Stock, 54,809 pre-split shares of the Company's Series C Preferred Stock, and 159,072 pre-split shares of the Company's Series D Preferred Stock (which shares are in the aggregate convertible into approximately 62,300 shares of Common Stock (the "Warrant Shares") after giving effect to the Company's one-for-twelve reverse stock split) in connection with the Company's equipment lease line financing provided by Comdisco with the effect that Comdisco shall be deemed to be a "Shareholder" and the Warrant Shares shall be deemed to be "Registrable Securities" for purposes of the Rights Agreement. Comdisco, as holder of the Warrant Shares, shall be entitled to the registration rights set forth in
Section 4 of the Rights Agreement and shall be subject to all of the terms and conditions thereof.

          (b) A new Section 3.2 is hereby added to the Rights Agreement reading as follows:

               "3.2 Exclusion of Shares Sold in IPO Termination. The right of first refusal set forth in Section 3.1 above shall not apply to the purchase of any shares of the Company's Common Stock (the "Shares") which may be sold pursuant to the Company's initial public offering of its Common Stock (the "IPO"), including any shares which the Company may issue to the underwriters in the IPO pursuant to their over-allotment option; the right of first refusal set forth in Section 3.1 above shall terminate and be of no further force and effect effective upon the closing of the IPO with regard to all Shareholders other than Boehringer Ingelheim International Gmbh ("BI"). With regard to BI, the right of first refusal set forth in Section 3.1 shall not apply to the IPO as set forth above but shall apply to the subsequent sale of securities by the Company following the IPO."

     2. This Amendment shall be effective with regard to all holders of Preferred Stock upon execution by the Company and the holders of a majority of the Common Stock issuable upon conversion of the outstanding Preferred Stock as provided in Section 6.2 of the Rights Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall continue one instrument. This Amendment is executed effective as of July 17, 1995.

                                THE COMPANY:

                                SEQUANA THERAPEUTICS, INC.



                                By: /s/  KEVIN KINSELLA
                                    ----------------------------------------

                                Title: President and Chief Executive Officer
                                      --------------------------------------


                                THE HOLDERS OF PREFERRED STOCK:

                                AVALON BIOVENTURES II, L.P.



                                By: /s/  KEVIN KINSELLA
                                    ----------------------------------------

                                Title: General Partner
                                      --------------------------------------


                                AVALON MEDICAL PARTNERS, L.P.



                                By: /s/  KEVIN KINSELLA
                                    ----------------------------------------

                                Title: General Partner
                                      --------------------------------------


                                BIOTECHVEST, INC.



                                By:
                                    ----------------------------------------

                                Title:
                                      --------------------------------------

                                    EXHIBIT C

                                October 31, 1997

Warner-Lambert Co.
201 Tabor Road
Morris Plains, NJ 07950
ATTN: President, Parke-Davis Pharmaceutical Division

Ladies and Gentlemen:

        Reference is made to the COMMON STOCK PURCHASE AGREEMENT, dated as of October 31, 1997 (the "Agreement"), complete with all listed exhibits thereto, by and among SEQUANA THERAPEUTICS, INC., a California corporation (the "Company") and WARNER-LAMBERT COMPANY (the "Investor"), which provides for the issuance by the Company to the Investor of shares of Common Stock of the Company (the "Shares"). This opinion is rendered to you pursuant to Section 5.5 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

        We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

        As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

        For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Investor in the Agreement and pursuant thereto are true and correct. We are also assuming that the Investor has acquired the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

     The opinions hereinafter expressed are subject to the following qualifications:

     (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and secured parties, including, without limitation, federal, state or other laws regarding fraudulent transfers;

     (b) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws;

     (d) We express no opinion as to the enforceability of the indemnification provisions of Section 4.7 of the Shareholder Rights Agreement dated June 6, 1995, as amended (the "Shareholder Rights Agreement") to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions; and

     (e) We are members of the Bar of the State of California, and we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained or relied upon the opinions of counsel admitted to the bars of such states, but rather have relied upon compilations of the securities laws of such states contained in reporting services currently available to us.

     Based upon and subject to the foregoing, and except as set forth in the Agreement, we advise you that in our opinion:

     1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in any jurisdiction in which failure to qualify would have a material adverse effect on the Company's business. The Company has furnished Purchaser true and complete copies of its Restated Certificate of Incorporation and Bylaws in effect as of the date hereof.

     2. The Company will have prior to the Closing Date all requisite legal and corporate power to execute and deliver the Agreement to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of the Agreement and the transactions contemplated hereby.

     3. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing Date. The Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4. The Shares, when issued, sold and delivered in compliance with the provisions of the Agreement, will be duly and validly issued and will be fully paid and nonassessable and free and clear of all liens and encumbrances and restrictions on transfer other than as set forth in the Agreement, provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws.

     5. No consent, approval, order or authorization of or designation, declaration or filing with any state or federal governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law and other applicable Blue Sky laws, of the offer and sale of the Shares, which qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

     6. Subject to the accuracy of the Investor's representations in Section 4 of the Agreement and their responses (if any) to the Company's inquiries, we are of the opinion that the offer, sale and issuance of the Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

     This opinion is furnished to the Investor solely for its benefit in connection with the purchase of the Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent.



                                            Very truly yours,

                                            WILSON, SONSINI, GOODRICH & ROSATI
                                            Professional Corporation